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                                  EXHIBIT N-14

                MARKET SHARE FOR ELECTRIC COMPANIES IN ILLINOIS
                (COMPANIES LISTED IN ORDER OF CUSTOMERS SERVED)

[BAR CHART]

                                                                        Mount Carmel Public Utility
                Exelon Corp.        Ameren Corp.       Dynegy, Inc                 Co.
---------------------------------------------------------------------------------------------------
Customers       0.674832048          0.24278972        0.081583362              0.00079487
Revenue         0.670131997         0.243450823        0.085646269              0.00077091
Assets          0.529014931         0.399193962        0.071120241             0.000670867

Source: 2001 RDI Data

                                  EXHIBIT N-14

                MARKET SHARE FOR ELECTRIC COMPANIES IN ILLINOIS
                    COMPANIES SORTED BY NUMBER OF CUSTOMERS

                                                 Customers             Share of    Cumulative
         Holding Company                        (thousands)     Rank     Total       Share
---------------------------------------------------------------------------------------------
Exelon Corp.                                       4,758         1       67.5%       67.5%
Ameren Corp.                                       1,712         2       24.3%       91.8%
Dynegy, Inc.                                         575         3        8.2%       99.9%
Mount Carmel Public Utility Co.                        6         4        0.1%      100.0%

Total                                              7,050

Source: 2001 RDI Data

                                  EXHIBIT N-14

                 MARKET SHARE FOR ELECTRIC COMPANIES IN ILLINOIS
                           COMPANIES SORTED BY REVENUE

                                                  Revenue                 Share of    Cumulative
         Holding Company                      (millions of $)  Rank        Total         Share
------------------------------------------------------------------------------------------------
Exelon Corp.                                       8,425        1          67.0%         67.0%
Ameren Corp.                                       3,061        2          24.3%         91.4%
Dynegy, Inc.                                       1,077        3           8.6%         99.9%
Mount Carmel Public Utility Co.                       10        4           0.1%        100.0%

Total                                             12,572

Source: 2001 RDI Data

                                  EXHIBIT N-14

                 MARKET SHARE FOR ELECTRIC COMPANIES IN ILLINOIS
                           COMPANIES SORTED BY ASSETS

                                                   Assets                     Share of    Cumulative
        Holding Company                       (millions of $)       Rank        Total        Share
-----------------------------------------------------------------------------------------------------
Exelon Corp.                                       15,719            1          52.9%        52.9%
Ameren Corp.                                       11,861            2          39.9%        92.8%
Dynegy, Inc.                                        2,113            3           7.1%        99.9%
Mount Carmel Public Utility Co.                        20            4           0.1%       100.0%

Total                                              29,713

Source: 2001 RDI Data